OFFICE/ WAREHOUSE LEASE
[4910 West Amelia Earhart Drive]

THIS OFFICE/ WAREHOUSE LEASE (this "Lease") is entered into as of the 26th day of April, 20 , between The Local Pages Leasing Co., L.L.C., a Utah limited liability company ("Landlord"), whose address is 4910 West Amelia Earhart Drive, Salt Lake City, Utah 84116, and Michele Audio Group ("Tenant"), whose address is P.O. Box 69, 63 Trade Road, Massena, New York 13662.

1.1. "Basic Monthly Rent" means the following amount(s) per calendar month for the period from May 1, 2006 to April 30, 2009 indicated; provided, however, that if the Commencement Date occurs on a date other than the date set forth in Paragraph 1.3, the periods set forth below shall begin on such other date (as memorialized in the Commencement Date Certificate attached as Exhibit D) and shall shift accordingly:

Period(s) Basic Monthly Rent

June 1, 2006- May 31, 2007	__$1,663.17 Per Month
June 1, 2007- May 31, 2008	__$9,000.00 Per Month
June 1, 2008- May 31, 2009	__$9,000.00 Per Month

1.2. "Building" means the building with the street address of 4910 West Amelia Earhart Drive, Salt Lake City, Utah.

1.3. "Commencement Date" means ; provided, however, that if Landlord's construction obligations with respect to the Premises have not been fulfilled on or before such date, the "Commencement Date" shall be the date on which such obligations are fulfilled, subject only to the completion by Landlord of any "punch list" items which do not materially interfere with Tenant's use and enjoyment of the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the date set forth in the first line of this definition, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any resultant loss or damage.

1.4. "Expiration Date" means the date which is after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month.

1.5. "Improvements" means the Building and all other improvements related to the Building.

1.6. "Occupants" means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

1.7. "Permitted Use" means general office, warehouse, and any equipment related to injection molding.

1.8. "Premises" means Suite on the floor, consisting of over 50,000 square feet of which Tenant is occupying. Tenant must be down to a net 30,000 rentable square feet (within 60 [sixty] days), located in the Building. Tenant will have the option to downsize, but no more than 15% of 30,000 square feet. Net rentable square footage will be determined by the discretion of the Landlord's architect. Tenant must submit intentions in writing to downsize (up to the additional 15%) and terms must be agreeable for both parties within the first sixty (60) days of the "Transfer of Ownership" of building dated April 21, 2006. After sixty (60) days of "Transfer of Ownership" of

building Tenant will no longer have the option to downsize in space unless consent is given from Landlord.

1.8.1. All equipment, fixtures, and property of Tenant must be moved from area no longer leased within in six (6) months from date of submission of letter. Tenant will pay $9,000.00 per month (after six (6) months from submission of letter) until all items are removed from previously leased area. Also, all costs associated with time and labor for assets to be moved will be assessed to Lessee's total.

The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the Premises and the structural elements that serve the Premises or comprise the Building. Landlord's reservation includes the right to install, inspect, maintain, use, repair, alter and replace those areas and items and to enter the Premises in order to do so.

For all purposes of this Lease, the calculation of "usable square feet" and "rentable square feet" contained within the Premises and the Building shall be subject to the discretion of the Landlord's architect. Landlord and Tenant shall amend this Lease accordingly, amending each provision that is based on usable or rentable square feet.

1.9. "Property" means the Improvements and the land owned by Landlord and serving the Improvements.

1.9.1. Landlord acknowledges that Silo's on property are Tenants. Upon Tenants Departure Tenant will have access to remove Silo's from property within 90 days from permanent leave date.

1.10. "Security Deposit" means $__________.

1.11. "Tenant" means each person executing this Lease as a Tenant under this Lease. If more than one person is set forth on the signature line as Tenant, their liability under this Lease shall be joint and several. If more than one Tenant exists, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

1.12 "Tenant's Parking Stall Allocation" means parking stalls.

1.13. "Tenant's Percentage of Operating Expenses" means percent, which is the result obtained by dividing the net rentable square feet of the Premises by the net square feet of all premises within the Building.

1.14. "Term" means the period commencing on 12:01 a.m. of the Commencement Date and expiring at midnight of the Expiration Date.

2. Agreement of Lease; Work of Improvement.

2.1. Agreement of Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with such rights of ingress and egress over and across the Property that are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease.

2.2. Work of Improvement. The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C. Landlord and Tenant shall perform or have such work performed promptly, diligently and in a workmanlike manner. On occupancy of the Premises by Tenant, all of the obligations of Landlord set forth on the attached Exhibit C shall be deemed to be completed satisfactorily, except for any items set forth in a "punch list" prepared by Landlord and Tenant pursuant to a walk-through of the Premises within ten (10) days after the Commencement Date. Except as set forth on the attached Exhibit C, the Premises shall be delivered by Landlord and accepted by Tenant in their "as-is" condition, and Landlord shall not be obligated to make any improvements or repairs to the Premises.

3. Term; Commencement Date. Tenant's obligation to pay rent under this Lease shall commence on the Commencement Date (unless otherwise set forth in Paragraph 1.1), and shall be for the Term. On Landlord's request, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date in the form of the attached Exhibit D, which acknowledgement shall be deemed to be a part of this Lease.

4. Basic Monthly Rent. Tenant covenants to pay to Landlord without deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date (unless otherwise set forth in Paragraph 1.1). If the first day on which Basic Monthly Rent is due under this Lease is not the first day of a calendar month, on or before such due date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month following such due date. If this Lease expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month shall be prorated on a per diem basis. Notwithstanding the foregoing, concurrently with its execution of this Lease, Tenant shall pay to Landlord in advance the Basic Monthly Rent for the first full calendar month following the Commencement Date.

5. Utilities.

5.1. "Utility Expenses" Tenant will be separately billed for, and shall share the cost of, any electricity, heating, ventilating and air-conditioning used. All Utility Expenses shall be computed on a monthly basis. Utility Expenses will be factored once bills have been received and Lessee will be provided with the Landlord's best "Guess Estimate" according to usage of Utilities and reasonable discretion.

5.2. "Janitorial Services" Tenant will set up and pay for all costs relating to Janitoral Services/Cleaning Services.

5.3. Resolution of Disagreement. Every statement given to Tenant by Landlord under this Lease, including, without limitation, any statement given to Tenant pursuant to Paragraph 5.2, shall be conclusive and binding on Tenant unless within fifteen (15) days after the receipt of such statement Tenant notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant's position. If such dispute exists and it is subsequently determined that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord, at Landlord's option, shall either apply such excess to an amount then payable or to become payable under this Lease or return such excess to Tenant. Landlord shall grant to an independent certified public accountant retained by Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant's sole cost.

6. Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest under this Lease) after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default under this Lease. If Landlord's interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord's own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant's Share of Operating Expenses for the Operating Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

7. Use. Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by Tenant's Occupants which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Property, (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in the operation of the Building, (c) overload the floors or otherwise damage the structure of the Building, (d) constitute an improper, immoral or objectionable purpose, (e) increase the cost of any utility service beyond the level permitted by Paragraph 8, (f) violate any present or future laws, ordinances, regulations or requirements or any covenants, conditions and restrictions existing with respect to the Property, (g) subject Landlord or any other tenant to any liability to any third party, or (h) lower the first-class character of the Building. Tenant shall, at Tenant's sole cost, (v) use the Premises in a careful, safe and proper manner, (w) comply with all present and future laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Property, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants, (x) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises, (y) keep the Premises free of objectionable noises and odors, including, without limitation, cigar, pipe and similar smoke odors, and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Property.

8. Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease, to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord's failure to provide or furnish any of the utilities or services set forth in Paragraph 8.1 if such failure was occasioned by any strike or labor controversy, any act or default of Tenant, the inability of Landlord to obtain services from the company supplying the same or any other cause beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Property. In no event shall Landlord be liable for loss or injury to persons or property, however arising, occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord, excepting only Landlord's willful misconduct or gross negligence.

9. Maintenance and Repairs; Alterations; Access to Premises.

9.1. Maintenance and Repairs. Landlord shall maintain in good order, condition and repair and in a clean and sanitary condition the Property, excepting the Premises and portions of the Building leased by persons not affiliated with Landlord. Tenant, at Tenant's sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair and in a clean and sanitary condition.

9.2. Alterations. Tenant shall not make any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment), unless such change, addition or improvement (a) equals or exceeds the then-current standard for the Building and utilizes only new and first-grade materials, (b) is in conformity with all applicable laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify. Any such change, addition or improvement shall immediately become the property of Landlord. Tenant shall promptly pay the entire cost of any such change, addition or improvement. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

9.3. Access to Premises. Landlord and Landlord's agents, employees and contractors may enter the Premises at reasonable times on reasonable notice to Tenant for the purpose of cleaning, inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant. Landlord shall have free access to the Premises in an emergency. Landlord may also show the Premises to prospective purchasers, tenants or mortgagees at reasonable times. Tenant waives any claim for any damage, injury or inconvenience

to, or interference with, Tenant's business, occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord's willful misconduct or gross negligence. Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance).

10. Assignment

10.1. Prohibition. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant's employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, through or under Tenant. At Landlord's option, any assignment or sublease without Landlord's prior written consent shall be void ab initio.

10.2. Termination. If Tenant requests Landlord's consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises, Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of such assignee's or subtenant's business and finances as Landlord may reasonably require and the proposed effective date (the "Effective Date") of the proposed assignment or subleasing (which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant's submission of such information). On receipt of such request and all such information from Tenant, Landlord may, by notice within thirty (30) days after such receipt, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request. Such right to terminate shall be for any reason, including, without limitation, the right to retain all profits of such assignment or sublease. If Landlord exercises such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17. If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be reduced proportionately commencing as of the Effective Date, based on the percentage of the Premises as to which this Lease has been terminated.

10.3. Landlord's Rights. If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord's consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges payable under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant's assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance. Tenant shall reimburse Landlord for Landlord's attorneys' and other fees and costs incurred in connection with both determining whether to give consent and giving consent. No assignment or subleasing under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease, (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant's obligations under this Lease, (c) the assignee or subtenant, as the case may be, may not further assign such agreement, or allow the Premises to be used by others, without the prior written consent of Landlord in each instance, (d) a consent by Landlord to such assignment or subleasing shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant's obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made, (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums payable under this Lease, and (f) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under this Lease or the acceptance of that party as a direct tenant. If all or any portion of the Premises is assigned or subleased and the compensation to be received by Tenant exceeds the Basic Monthly Rent (or pro rata portion of the Basic Monthly Rent, as the case may be) applicable to the portion being assigned or subleased, Tenant shall pay such excess to Landlord on the first day of each calendar month.

11. Indemnity; Waiver and Release.

11.1. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys' fees, arising from the occupancy or use of the Property by Tenant or Tenant's Occupants, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant's Occupants on the Property, the conduct of Tenant's business on the Property, any act or omission done, permitted or suffered by Tenant or any of Tenant's Occupants, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or Tenant's Occupants or any litigation commenced by or against Tenant to which Landlord is made a party without willful misconduct or gross negligence on the part of Landlord. If any action or proceeding is brought against Landlord or Landlord's employees or agents by reason of any of the matters set forth in the preceding sentence, Tenant, on notice from Landlord, shall defend Landlord at Tenant's expense with counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 11.1 shall survive the expiration of the Term or sooner termination of this Lease.

11.2. Waiver and Release. Tenant waives and releases all claims against Landlord and Landlord's employees and agents with respect to all matters for which Landlord has disclaimed liability or responsibility pursuant to the provisions of this Lease. In addition, Landlord and Landlord's employees and agents shall not be liable for any loss, injury, death or damage to persons, property or Tenant's business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, ice, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord's reasonable control.

12. Insurance. On or before the date of this Lease, Tenant shall, at Tenant's sole cost, procure and continue in force the following insurance coverage: (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Paragraph 11; (b) hazard insurance with special causes of loss including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises; and (c) workers' compensation insurance satisfying Tenant's obligations under the workers' compensation laws of the State of Utah. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as Landlord's interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered. Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Paragraph and to obtain such waiver of subrogation rights endorsements. Any mortgage lender making a loan with respect to any part of the Property may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.

13. Damage or Destruction. If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, on receipt of the insurance proceeds, repair the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction. Landlord's obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Landlord. Until such repair is complete, the Basic Monthly Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any. If (a) by reason of such occurrence the Premises are rendered wholly untenantable, (b) the Premises are damaged as a result of a risk not covered by insurance, (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term, or (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of twenty-five percent (25%) or more of the then-replacement value of either or to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within thirty (30) days after such event, and on such notice Tenant shall vacate and surrender the Premises to Landlord. If Landlord elects to repair any such damage, any abatement of Basic Monthly Rent shall end on notice given by Landlord to Tenant that the Premises have been repaired. If the damage is caused by the negligence of Tenant or Tenant's Occupants, Basic Monthly Rent shall not abate. Except for abatement of Basic Monthly Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of all insurance carried by Tenant on Tenant's furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be required to restore or replace such furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property on damage or destruction in at least a condition equal to that existing prior to such event.

14. Condemnation. As used in this Paragraph, the term "Condemnation Proceedings" means any actions or proceedings in which any interest in the Property is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of the taking. The phrase "as of the date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. If part, but not all, of the Premises is taken, either Landlord or Tenant may terminate this Lease. Landlord may terminate this Lease if any portion of the Property (whether or not including the Premises) is taken which, in Landlord's reasonable judgment, substantially interferes with Landlord's ability to operate or use the Property for the purposes for which the Property was intended. Any such termination must be accomplished through written notice given no later than thirty (30) days after, and shall be effective as of, the date of such taking. In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect. If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for the loss of, or damage to, Tenant's trade fixtures or loss of business and moving expenses, if a separate award is actually made to Tenant and if the same will not reduce Landlord's award. Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

15. Landlord's Financing. This Lease shall be subordinate to any existing first mortgage, first deed of trust, ground lease, declaration of covenants, conditions, easements and restrictions and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments. No documentation other than this Lease shall be required to evidence such subordination. If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust. Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority within ten (10) days after request, provided that the lender concerned concurrently provides to Tenant a non-disturbance agreement. Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Property. Any sale, assignment or transfer of Landlord's interest under this Lease or in the Premises, including any such disposition resulting from Landlord's default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord's successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

16. Default.

16.1. Default by Tenant. The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to timely pay any installment of Basic Monthly Rent, Tenant's Share of Operating Expenses or any other sum due under this Lease within three (3) days after written notice is given to Tenant that the same is past due; (b) Tenant fails to timely observe or perform any other term, covenant or condition to be observed or performed by Tenant under this Lease within three (3) days after written notice is given to Tenant of such failure; provided, however, that if more than three (3) days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such three (3) day period and diligently prosecutes such cure to completion; (c) Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; (d) Tenant vacates or abandons the Premises; or (e) any guarantor of this Lease attempts to rescind or terminate its guaranty.

16.2. Remedies. On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of the prime rate then charged by Chase Bank, Salt Lake City (or any other bank designated by Landlord), plus four percent (4%), or eighteen percent (18%)per annum (the "Interest Rate"), (b) terminate Tenant's rights under this Lease by written notice,(c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law. Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant's default, including attorneys' fees and costs. Notwithstanding any termination or reentry, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency, whether arising from (v) reletting the Premises at a lesser rent than applies under this Lease, (w) reletting the Premises for a term shorter than the remaining Term, (x) reletting less than all of the Premises, (y) any default in the payment of rent by any person to whom Landlord relets the Premises, or (z) any other cause whatsoever. No reentry to or taking possession of the Premises or other action by Landlord or its agents on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.

16.3. Past Due Amounts. If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate of 18% from the due date of such amount to the date of payment in full, with interest. In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Landlord for Landlord's additional administrative costs resulting from Tenant's failure to timely perform Tenant's obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount. The payment of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease. All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless provided by the terms of this Lease). Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Basic Monthly Rent.

16.4. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation. If the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default.

17 Expiration or Termination.

17.1. Surrender of Premises. On the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant's sole cost, (a) promptly and peaceably surrender the Premises to Landlord "broom clean," in good order and condition, (b) repair any damage to the Property caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant, (c) repair, patch and paint in a good and workmanlike manner all holes and other marks in the floors, walls and ceilings of the Premises to Landlord's reasonable satisfaction, and (d) deliver all keys to the Premises to Landlord. Before surrendering the Premises, Tenant shall, at Tenant's sole cost, remove Tenant's movable personal property and trade fixtures (including signage) only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation; however, Tenant shall not remove any personal property or trade fixtures from the Premises without Landlord's prior written consent if such removal will impair the structure of the Building or Tenant is in default under this Lease. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann. (or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. No surrender of the Premises shall be effected by Landlord's acceptance of the keys or of the rent or by any other means without Landlord's written acknowledgement of such acceptance as a surrender. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

17.2. Holding Over. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease. If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease with the prior written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month to month tenancy.

17.3. Survival. The provisions of this Paragraph 17 shall survive the expiration of the Term or sooner termination of this Lease.

18. Estoppel Certificate; Financial Statements.

18.1. Estoppel Certificate. Tenant shall, within ten (10) days after Landlord's request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist;

(f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the Security Deposit; and (i) such other information as Landlord may request. Landlord's mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

19. Parking; Signage.

19.1. Parking. Tenant shall have the non-exclusive right to use a number of parking stalls equal to Tenant's Parking Stall Allocation only, and shall not use a number of parking stalls greater than Tenant's Parking Stall Allocation. The use by Tenant of a number of parking stalls greater than Tenant's Parking Stall Allocation shall be a default under this Lease. Automobiles of Tenant and Tenant's Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or Occupants associated with any other tenant. Landlord may from time to time designate parking spaces for Tenant and make such other rules and regulations as Landlord reasonably determines to be necessary or appropriate. Landlord and Landlord's representatives may, without any liability to Tenant or Tenant's Occupants, cause to be removed any automobile of Tenant or Tenant's Occupants that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, arising in connection with such removal.

19.2. Signage. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises or elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's written approval. Landlord may, at Tenant's cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Paragraph. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Property. At Tenant's sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

20. Substitution. At any time after the execution of this Lease, Landlord may substitute for the Premises other premises (the "New Premises") in the Building, in which event the New Premises shall as of the effective date of substitution be deemed to be the Premises for all purposes under this Lease. Such substitution may be made (a) if the New Premises are similar to the Premises in area and in suitability for Tenant's purposes, and (b) provided Tenant is occupying the Premises at the time of such substitution, if Landlord pays the actual out-of-pocket expense of moving Tenant and Tenant's property to the New Premises and, at Landlord's sole cost, improves the New Premises with improvements substantially similar to those located in the Premises. Landlord shall not be responsible for any other costs that may be incurred by Tenant in connection with such substitution.

21. Rules. Tenant and Tenant's Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit A, and Landlord may from time to time amend, modify
or make additions to or deletions from such rules. Such amendments, modifications, additions and deletions shall be effective on notice to Tenant. On any breach of any of such rules, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules. Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules.

22. General Provisions.

22.1. No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant's business or otherwise.

22.2. Force Majeure. If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

22.3. Notices. Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, telegram, express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as follows:

If to Landlord:

The Local Pages Leasing Co., L.L.C.
4910 Amelia Earhart Drive
Salt Lake City, Utah 84116

If to Tenant:

Michele Audio Group, Inc
P.O. Box 69, 63 Trade Road
Massena, N.Y. 13662

Attention:

Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

22.4. Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

22.5. Brokerage Commissions. Except as agreed in writing by Landlord, Tenant represents and warrants that no claims exist for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, arising from any such brokerage commissions or finder's fees.

22.6. Use of Pronouns. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, corporation or a group of two or more individuals, partnerships, associations or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to individuals, partnerships, associations, corporations, males or females, shall in all instances be assumed as though in each case fully expressed.

22.7. Successors. Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord's obligations under this Lease and such obligations shall, as of the time of such sale or assignment automatically pass to Landlord's successor in interest.

22.8. Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies.

22.10. Waiver. No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breachof this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty orcondition. Any party may, by notice delivered in the manner provided in this Lease, but shall beunder no obligation to, waive any of its rights or any conditions to its obligations under this Lease,or any covenant or duty of any other party. No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

22.11. Rights and Remedies. The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease. The parties' respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

22.12. Authorization. Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

22.13. Attorneys' Fees. If any action is brought to recover any rent or other amount under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys' fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered. Tenant shall be responsible for all expenses, including, without limitation, attorneys' fees, incurred by Landlord in any case or proceeding involving Tenant under or related to any bankruptcy or insolvency law. The foregoing provisions of this Paragraph 22.13 shall survive the expiration of the Term or sooner termination of this Lease.

22.14. Merger. The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant's default shall not work a merger, and shall, at Landlord's option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases. Landlord's option under this Paragraph 22.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.16. Miscellaneous. The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease. Tenant shall not record this Lease or a memorandum or notice of this Lease. This Lease and the exhibits, riders and addenda, if any, attached, constitute the entire agreement between the parties. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Utah. Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. Time is of the essence of each provision of this Lease. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

The Local Pages Leasing Co., L.L.C.

By ____________________
Joe Reidling

Its V.P.
Vice President

Date 1st Aug. 06

TENANT:

Michele Audio Corporation

By ____________________

Print or Type Name of Signatory:
Thomas Gramuglia

Its President

Tax I.D. # 16 0993577

Date 4/26/06

EXHIBIT A
to
OFFICE LEASE

RULES

The rules set forth in this Exhibit are a part of the foregoing Office Lease (the "Lease"). Whenever the term "Tenant" is used in these rules, such term shall be deemed to include Tenant and Tenant's Occupants. The following rules may from time to time be modified by Landlord in the manner set forth in the Lease. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

1. Obstruction. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not such item constitutes an obstruction, without the prior written consent of Landlord. Landlord may remove any obstruction or any such item without notice to Tenant and at the sole cost of Tenant. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation or interests of the Property or Landlord's tenants. Tenant shall not go on the roof of the Building.

2. Deliveries. All deliveries and pickups of merchandise, supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Building. Tenant shall not obstruct or permit the obstruction of such access. Tenant shall be liable for the acts and omissions of any persons making such deliveries or pickups.

3. Moving. Furniture and equipment shall be moved in and out of the Building only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. If Tenant's movers damage any part of the Improvements, Tenant shall pay to Landlord on demand the amount required to repair such damage.

4. Heavy Articles. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard of damage to the Building, shall be moved into the Premises. Other safes and heavy articles shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord may designate the location of such safes and articles.

7. Locks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any additional keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices and toilet rooms and provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

8. Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended. No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner. On leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

9. No Animals; Excessive Noise. No animals shall be allowed in the Building, other than guide dogs for hearing or vision impaired persons. No persons shall disturb the occupants of the Building or adjoining buildings or space by the use of any phonograph, radio, tape player or musical instrument or by the making of loud or improper noises.

10. Bicycles. Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

11. Trash. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Building. All trash and refuse shall be placed in receptacles provided by Landlord for the Building or by Tenant for the Premises.

12. Exterior Windows, Walls and Doors. No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord's prior written consent.

13. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or airconditioning other than that supplied by Landlord. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

14. Hours for Repairs, Maintenance and Alteration. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done at other times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost for such labor.

15. No Defacing of Premises. Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

16. Chair Pads. Tenant shall, at Tenant's sole cost, install and maintain under all caster chairs a chair pad to protect the carpeting.

17. Solicitation; Food and Beverages. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose. No cooking shall be done or permitted by Tenant on the Premises.

19 Building Name. Landlord may, without notice or liability to Tenant, name the Building and change the name, number or designation by which the Building is commonly known. Tenant shall not use the name of the Building for any purpose other than the address of the Building.

20. Expulsion. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

21. Public Areas. Landlord may control and operate the public portions of the Building, and the public facilities, and heating and air-conditioning, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

22. Smoking. Smoking is not allowed in the Building or within twenty-five (25) feet of any entrance to or exit from the Building. Tenants and employees of tenants who smoke in designated areas will properly dispose of butts, wrappers, ashes, etc. in trash receptacles and not on the ground or in the landscaping. Landlord reserves the right to revoke and/or restrict smoking privileges of tenants, or employees of tenants, who abuse the smoking privileges or improperly dispose of smoking related trash.

EXHIBIT D
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OFFICE LEASE

COMMENCEMENT DATE CERTIFICATE

THE UNDERSIGNED, Landlord and Tenant, respectively, under that certain Office Lease (the "Lease"), dated 27th, 2006, agree that the "Commencement Date," as defined in Paragraph 1.3 of the Lease, is , 20__, and that the "Expiration Date," as defined in Paragraph 1.5 of the Lease, is . As used in the Lease, "Basic Monthly Rent" means the following amount(s) per calendar month for the period(s) indicated: Period(s) Basic Monthly Rent

LANDLORD AND TENANT have executed this Commencement Date Certificate on the respective dates set forth below.

LANDLORD:

The Local Pages Leasing Co., L.L.C.

By [signature]
Joe Reiding

Its VP
Vice President

Date 5/1/06

TENANT: Michele Audio Corp.

By [signature]

Print or Type Name of Signatory: Thomas Gramuglia

Its President

Date 4/26/06